Exhibit 99.1

Haemonetics Corporation Appoints Ron Gelbman as Interim CEO;     CEO Brian Concannon Resigns

Braintree, MA, September 29, 2015 – Haemonetics Corporation (NYSE:HAE) announced today that Brian Concannon has resigned from his role as President and Chief Executive Officer and as a Director to pursue other opportunities, effective immediately. In connection with Mr. Concannon’s resignation, Ronald Gelbman, a member of Haemonetics’ Board of Directors, has been appointed as Interim CEO. To facilitate and ensure a seamless transition, Mr. Concannon will remain with the Company through October 31. The Board will immediately engage in a process to identify a permanent Chief Executive Officer.

Richard Meelia, Chairman of Haemonetics’ Board of Directors, commented: “Ron’s intimate familiarity with Haemonetics’ business and vision, his decades of experience in the healthcare industry, and proven leadership track record make him an ideal and natural choice for Interim CEO. Haemonetics has an incredibly deep bench of talent, and Ron’s expertise and guidance will support our efforts to usher in a new phase of growth. I’d like to thank Brian for his contributions over the past 12 years, and we wish him the best in his future endeavors.”

Ron Gelbman, Haemonetics Board member and newly-appointed Interim Chief Executive Officer, added, “During my 15 years as a member of its Board, I have had the privilege of supporting Haemonetics’ evolution, and I am looking forward to leveraging my industry experience as I work with this world-class team in this new capacity. I am fully committed to ensuring a completely seamless transition and continuity in leadership as we work to identify and onboard a permanent replacement for the CEO role.”

Mr. Gelbman, 67, joined the Haemonetics Board in 2000. Mr. Gelbman retired from Johnson & Johnson in April 2000, after serving in a variety of senior executive roles including as a member of the executive committee and as Worldwide Chairman of the Pharmaceuticals, Diagnostics and Health Systems Groups. He is currently a member of several boards, including SunTrust Southwest Florida Board of Advisors, and is a member of the Board of Trustees at the Out-of-Door Academy College Preparatory School.

ABOUT HAEMONETICS

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing innovative blood management solutions for our customers. Together, our devices and consumables, information technology platforms, and consulting services deliver a suite of business solutions to help our customers improve patient care and reduce the cost of healthcare for blood collectors, hospitals, and patients around the world. Our technologies address important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services. To learn more about Haemonetics, visit our web site at http://www.haemonetics.com.

FORWARD LOOKING STATEMENTS

This release contains forward-looking statements that involve risks and uncertainties, including the commencement of a search for a permanent CEO, making it more difficult to maintain relationships with employees and timely deliver high quality products, unexpected expenses incurred during our Value Creation and Capture program, technological advances in the medical field and standards for transfusion medicine and our ability to successfully implement products that incorporate such advances and standards, demand for whole blood and blood components, product quality, market acceptance, regulatory uncertainties, including in the receipt or timing of regulatory approvals, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, foreign currency exchange rates, changes in customers’ ordering patterns including single-source tenders, the effect of industry consolidation as seen in the plasma and blood center markets, the effect of communicable diseases and the effect of uncertainties in markets outside the U.S. (including Europe and Asia) in which we operate and other risks detailed in the Company's filings with the Securities and Exchange Commission.
The foregoing list should not be construed as exhaustive.
Forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements. Information set forth in this press release is current as of today and the Company undertakes no duty or obligation to update this information.

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